Exhibit 21.1
Subsidiaries of the Company

Name	Jurisdiction	Names under which Entity does business
Iron Mountain Argentina S.A.	Argentina	Iron Mountain
Ausdoc Group Pty Limited	Australia
Ausdoc Holdings Pty Limited	Australia
Data Security Services Pty Limited	Australia
Iron Mountain Australia Group Pty. Ltd. (fka Recall Information Management Pty Limited)	Australia	Recall; Iron Mountain
Kestrel Information Management Pty. Ltd.	Australia
Recall Finance Limited	Australia
Recall Overseas Holdings Pty Limited	Australia
Recall Technology Pty. Ltd.	Australia
The Coding Company Pty. Ltd.	Australia
Recall Holdings Limited	Australia
Recall International Pty Limited	Australia
Fine Paper Recyclers Sydney Pty Ltd	Australia	Iron Mountain Shredding
Iron Mountain Australia Property Holdings Pty Ltd	Australia
Secure Paper Services Pty Ltd	Australia
The Imaging Centre Pty Ltd	Australia
Venues Australia Pty Ltd	Australia
Iron Mountain Acquisition Holdings Pty. Ltd.	Australia
Iron Mountain Australia Group Services Pty. Ltd. (fka Tape Management Services Pty Ltd )	Australia
KDM Spectrumdata Pty Ltd	Australia
Iron Mountain Austria Archivierung Gmbh	Austria	Iron Mountain
Recall France SA, Belgium Branch	Belgium	Recall; Iron Mountain
Iron Mountain Belgium NV	Belgium	Iron Mountain
Iron Mountain BPM SPRL	Belgium
Interfile Participacoes S.A.	Brazil	Recall; Iron Mountain
Recall do Brasil Ltda	Brazil	Recall; Iron Mountain
Iron Mountain Do Brasil Ltda	Brazil	Iron Mountain
Kestrel Data (Canada) Ltd	Canada
Mobilshred Inc.	Canada
Iron Mountain Canada Operations ULC	Canada	Iron Mountain
Iron Mountain Information Management Services Canada Inc.	Canada
Iron Mountain Secure Shredding Canada	Canada
Silver Sky Limited	Channel Islands
Administradora de Informacion Ltda	Chile
Custodia de Documentos Limitada	Chile
Custodia S.O.S. SA	Chile
Iron Mountain Chile S.A.	Chile	Iron Mountain
Iron Mountain Chile Servicios S.A.	Chile	Iron Mountain
Storbox SA	Chile	Iron Mountain
Pipax Security S.A.	Chile

Name	Jurisdiction	Names under which Entity does business
Recall (Shanghai) Ltd.	China	Recall; Iron Mountain
Iron Mountain Records Management (Shanghai) Co., Ltd. (fka Databox Records Management (Shanghai) Co., Ltd.)	China
Iron Mountain Shanghai Co Ltd	China
Iron Mountain Colombia, S.A.S.	Colombia
Iron Mountain Services S.A.S. (fka Iron Mountain Colombia Services S.A.S.)	Colombia
Iron Mountain EES Holdings Ltd.	Cyprus
Iron Mountain Ceska Republika S.R.O.	Czech Republic	Iron Mountain
Royal Seal S.R.O.	Czech Republic
Iron Mountain Incorporated	Delaware
Iron Mountain Global Holdings, Inc.	Delaware
Iron Mountain Global LLC	Delaware
Iron Mountain Information Management, LLC	Delaware
Nettlebed Acquisition Corp.	Delaware
Iron Mountain Receivables QRS, LLC	Delaware
KH Data Capital Development Land, LLC (fka Hayden Road Project LLC)	Delaware
Iron Mountain US Holdings Inc.	Delaware
Iron Mountain Mortgage Finance Holdings, LLC	Delaware
Iron Mountain Mortgage Finance I, LLC	Delaware
Iron Mountain Australia Holdings, Inc.	Delaware
Iron Mountain Fulfillment Services, Inc.	Delaware
Iron Mountain Information Management Services, Inc.	Delaware
Iron Mountain Intellectual Property Management, Inc.	Delaware
Iron Mountain Secure Shredding, Inc.	Delaware
Fontis International, Inc.	Delaware
Iron Mountain Receivables TRS, LLC	Delaware
Recall A/S	Denmark	Recall; Iron Mountain
Iron Mountain A/S	Denmark
AB Archyvu Sistemos, Estonia Branch	Estonia
Recall Finland OY	Finland	Recall; Iron Mountain
Iron Mountain Finland OY	Finland
Intradis SA	France	Recall; Iron Mountain
Recall France SA	France	Recall; Iron Mountain
Recall France SAS	France
Iron Mountain Holdings (France) SNC	France
Iron Mountain France S.A.S.	France	Iron Mountain
Iron Mountain Participations SA	France	Iron Mountain
Iron Mountain Deutschland GmbH	Germany	Iron Mountain
Iron Mountain (Deutschland) Service GmbH	Germany
Iron Mountain (Gibraltar) Holdings Limited	Gibraltar
Iron Mountain Hellas SA	Greece
Recall Hong Kong Ltd.	Hong Kong	Recall; Iron Mountain
Iron Mountain Asia Pacific Holdings Ltd	Hong Kong
Iron Mountain Southeast Asia Holdings Limited	Hong Kong

Name	Jurisdiction	Names under which Entity does business
Jin Shan Limited	Hong Kong
DocuTár Iratrendezõ és Tároló Szolgáltató Kft.	Hungary
Iron Mountain Magyarország Kereskedelmi és Szolgáltató Kft.	Hungary
AKTATRADE Iratendezo Selejtezo es Megsemmisito Bt.	Hungary
Docugroup Papir Szolgatato Kft.	Hungary
Recall India Information Management Pvt. Ltd.	India	Recall; Iron Mountain
Recall Total Information Management India Pvt. Ltd.	India	Recall; Iron Mountain
Iron Mountain India Private Ltd	India
Iron Mountain Services Private Ltd	India
Safehouse Information Management Solutions Private Limited	India
Navbharat Archive Xpress Private Limited	India
Horanross Limited	Ireland	Iron Mountain
Iron Mountain Ireland Holdings Limited	Ireland
Iron Mountain Ireland Limited	Ireland
Record Data Limited	Ireland
Iron Mountain (Ireland) Services Limited	Ireland
Shuttle SRL	Italy
Recall Italia SRL	Italy
AS Archivu Serviss	Latvia
Docufile Lesotho Proprietary Limited	Lesotho
AB Archyvu Centras	Lithuania
AB Archyvu Sistemos	Lithuania
UAB Confidento	Lithuania
Iron Mountain Global Luxembourg S.a.r.l.	Luxembourg
Iron Mountain Luxembourg S.a.r.l.	Luxembourg
Iron Mountain BPM International S.a.r.l.	Luxembourg
Iron Mountain Luxembourg Services S.a.r.l.	Luxembourg
Iron Mountain South America S.a.r.l. (fka Iron Mountain South America Ltd.)	Luxembourg	Iron Mountain
Marshgate Morangis S.a.r.l.	Luxembourg
Prism Integrated Sdn Bhd	Malaysia	Recall; Iron Mountain
Recall Corporation Sdn. Bhd.	Malaysia	Recall; Iron Mountain
Recall Enterprises Sdn. Bhd.	Malaysia	Recall; Iron Mountain
Iron Mountain Mexico Holding, S. de RL de CV	Mexico
Iron Mountain Mexico, S. de R.L. de C.V.	Mexico
Iron Mountain Mexico Servicios, S. de RL de CV	Mexico
Iron Mountain Nederland B.V.	Netherlands
Iron Mountain Nederland Holdings B.V.	Netherlands	Iron Mountain
Iron Mountain (Nederland) Services BV	Netherlands
Iron Mountain International Holdings BV	Netherlands
Iron Mountain New Zealand Limited (fka Recall New Zealand Ltd)	New Zealand	Recall; Iron Mountain
Recall AS	Norway	Recall; Iron Mountain
Iron Mountain Norge AS	Norway

Name	Jurisdiction	Names under which Entity does business
Upper Providence Venture I, L.P.	Pennsylvania	Iron Mountain
Crozier Philadelphia, LLC	Pennsylvania
IMSA Peru SRL	Peru	Iron Mountain
Iron Mountain Peru S.A.	Peru
Iron Mountain Poland Holdings Ltd	Poland
Iron Mountain Polska Sp. z.o.o.	Poland
Iron Mountain EES Sp. z.o.o.	Poland	Iron Mountain
Iron Mountain Polska Services Sp z.o.o. (fka Berylis Investments Sp. z.o.o.)	Poland
Iron Mountain Records Management (Puerto Rico), Inc.	Puerto Rico
Recall Information Services SRL	Romania	Recall; Iron Mountain
Iron Mountain SRL	Romania
Iron Mountain CIS LLC	Russia	Iron Mountain
Iron Mountain d.o.o. Beograd	Serbia
Data Outsourcing Centre doo	Serbia
Recall Asia Pte Limited	Singapore
Recall Total Information Mgt Pte Ltd	Singapore	Recall; Iron Mountain
Iron Mountain Slovakia, s.r.o.	Slovakia
Docu-File Cape Town Proprietary Limited	South Africa
Docu-File Durban Proprietary Limited	South Africa
Docufile Holdings (Proprietary) Limited	South Africa
Docu-File JHB Proprietary Limited	South Africa
Docufile Services Proprietary Limited	South Africa
Docuscan Cape Town Proprietary Limited	South Africa
Docuscan Proprietary Limited	South Africa
Iron Mountain Espana SA	Spain	Iron Mountain
Iron Mountain (España) Services, S.L	Spain
Iron Mountain Latin America Holdings, Sociedad Limitada	Spain
Document Holdings Sweden AB	Sweden
Recall Holdings Sweden AB	Sweden
Recall Sweden AB	Sweden	Recall; Iron Mountain
Recall (Schweiz) AG	Switzerland	Recall; Iron Mountain
Secur Archiv SA	Switzerland	Recall; Iron Mountain
Iron Mountain Management Services GmbH	Switzerland
Iron Mountain Switzerland GmbH	Switzerland
Iron Mountain Luxembourg Services S.a.r.l., Schaffhausen Branch	Switzerland
Sispace AG	Switzerland	Iron Mountain
Fontis International GmbH	Switzerland
Recall Taiwan Ltd.	Taiwan	Recall; Iron Mountain
Iron Mountain International Information Management Co., Ltd.	Taiwan
Recall Enterprises (Thailand) Limited	Thailand	Recall; Iron Mountain
Iron Mountain Arsivleme Hizmetleri A.S.	Turkey	Iron Mountain
Iron Mountain Ukraine LLC	Ukraine
Endless Document Storage Services LLC	United Arab Emirates

Name	Jurisdiction	Names under which Entity does business
IBEX IM Limited	United Kingdom
IBEX Information Management Limited	United Kingdom
Preferred Media Limited	United Kingdom
Recall (London) Limited	United Kingdom
Recall Europe Finance Ltd. (fka Recall Europe Finance Plc)	United Kingdom
Recall Europe Limited	United Kingdom
Recall GQ Limited	United Kingdom
Recall Limited	United Kingdom
Recall Shredding Limited	United Kingdom
Britannia Data Management Limited	United Kingdom
Iron Mountain (UK) Limited	United Kingdom
Iron Mountain DIMS Limited	United Kingdom
Iron Mountain Europe (Group) Limited	United Kingdom
Iron Mountain Europe PLC (fka Iron Mountain Europe Limited)	United Kingdom
Iron Mountain Group (Europe) Limited	United Kingdom
Iron Mountain Mayflower Limited	United Kingdom	Iron Mountain
Iron Mountain MDM Limited	United Kingdom
Kestrel Data Services Limited	United Kingdom
File Express Limited	United Kingdom
Iron Mountain (UK) Services Limited	United Kingdom
Iron Mountain Holdings (Europe) Limited	United Kingdom
Iron Mountain International (Holdings) Limited	United Kingdom
Iron Mountain UK Services (Holdings) Limited	United Kingdom
Iron Mountain (UK) EES Holdings Limited	United Kingdom